Exhibit 10.30(f)(1)
KENDLE INTERNATIONAL INC.
2007 STOCK INCENTIVE PLAN
PERFORMANCE-BASED STOCK UNIT AGREEMENT
Summary of Performance-Based Stock Unit Grant
     Kendle International Inc., an Ohio corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the Kendle International Inc. 2007 Stock Incentive Plan (the “Plan”) and this Performance-Based Stock Unit Agreement (the “Agreement”), the following number of Stock Units, on the Grant Date set forth below:

Name of Grantee:

Number of Stock Units:

Grant Date:

EPS Goal:

Performance Period:	, 20___through , 20___
Terms of Agreement
     Grant of Performance-Based Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Grant Date, the total number of Stock Units (the “Performance-Based Stock Units”) set forth above. Each Performance-Based Stock Unit shall represent one hypothetical Share and shall at all times be equal in value to one Share. The Performance-Based Stock Units shall be credited in a book entry account established for the Grantee until payment in accordance with Section 3 or 4 hereof.
     Earning of Performance-Based Stock Units.
          Except as provided in Section 4, the Performance-Based Stock Units shall be earned as follows, provided that the Grantee has remained continuously employed by the Company or any Subsidiary from the Grant Date through the end of the Performance Period:

               (i) If, upon the conclusion of the Performance Period, the Company’s earnings per share (“EPS”) equals or exceeds the EPS Goal, then the Grantee shall earn the number of Performance-Based Stock Units set forth above.
               (ii) If, upon the conclusion of the Performance Period, the Company’s EPS is at least ___% of the EPS Goal but less than ___% of the EPS Goal, then the Grantee shall earn one-half of the number of Performance-Based Stock Units set forth above.
               (iii) If, upon completion of the Performance Period, the Company’s EPS is less than ___% of the EPS Goal, then Grantee’s right to earn the Performance-Based Stock Units shall be forfeited automatically without further action or notice.
          Prior to the payment of any Performance-Based Stock Units as provided herein, the Committee shall determine in writing the extent, if any, that the EPS Goal has been satisfied and shall determine the number, if any, of Performance-Based Stock Units that shall have become earned hereunder. All determinations involving EPS shall be based on Generally Accepted Accounting Principles in effect at the time the objectives are established, subject to such adjustments as set forth on Exhibit A. The Committee may in its sole discretion modify the definition of EPS and the EPS Goal, in whole or in part, as the Committee deems appropriate and equitable to reflect a change in the business, operations, corporate structure or capital structure of the Company or its Subsidiaries, the manner in which it conducts its business, or other events or circumstances.
     Payment of Performance-Based Stock Units.
          Except as otherwise provided in this Section 3, if earned pursuant to Section 2 above, the Company shall deliver to the Grantee the Shares underlying the earned Performance-Based Stock Units (and cash in lieu of any fractional Shares) in three equal installments as follows: (i) One third (1/3) of the Performance-Based Stock Units shall be delivered to the Grantee after the end of the Performance Period but in no event later than ninety (90) days following the end of the Performance Period; (ii) One third (1/3) of the Performance-Based Stock Units shall be delivered to the Grantee within sixty (60) days after the first business day immediately following the first anniversary of the Performance Period; and (iii) One third (1/3) of the Performance-Based Stock Units shall be delivered to the Grantee within sixty (60) days after the first business day immediately following the second anniversary of the Performance Period. Except as otherwise provided in Section 3(b) and 3(c) or as otherwise provided by the Committee, the Grantee must be employed by the Company or a Subsidiary on the date the Performance-Based Stock Unit (or any portion thereof) is to be paid in order to be entitled to payment of any such Shares.
          In the event that the Grantee’s continuous employment with the Company and its Subsidiaries terminates due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case after the end of the Performance Period but prior to the full payment of the Performance-Based Stock Units, then the Company shall deliver the unpaid Shares underlying the earned Performance-Based Stock Units (and cash in lieu of any fractional Shares) to the Grantee (or the Grantee’s estate in the event of death) on the earlier of (i) the date set forth in Section 3(a) or (ii) within sixty (60) days after the Grantee’s termination of employment.
          In the event that a transaction described in Sections 10.1 or 10.2 of the Plan occurs at any time after the end of the Performance Period but prior to the full payment of the Performance-Based Stock Units, and while the Grantee is employed by the Company or any Subsidiary, then the Company shall deliver the unpaid Shares underlying the earned Performance-Based Stock Units (and cash in lieu of any fractional Shares) to the Grantee on the earlier of (i) the date set forth in Section 3(a) or (ii) within sixty (60) days after the date of that transaction.

     Impact of Death, Disability or Change in Control During Performance Period, or Other Circumstances.
          If, prior to the end of the Performance Period, (i) the Grantee dies while in the employ of the Company or any Subsidiary; (ii) the Grantee terminates employment with the Company and its Subsidiaries as a result of a permanent and total disability within the meaning of Section 22(e)(3) of the Code; or (iii) an event described in Sections 10.1 or 10.2 of the Plan occurs while the Grantee is employed by the Company or any Subsidiary, then the Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) the Shares underlying the Performance-Based Stock Units in a single lump within sixty (60) days of the applicable event. Notwithstanding the foregoing, the number of earned Shares shall be reduced by 50% in the event that the Grantee’s death or disability occurs within the first half of the Performance Period.
          Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its sole discretion, accelerate the time at which the Performance-Based Stock Units become vested and nonforfeitable on such terms and conditions as it deems appropriate.
     Transferability. The Performance-Based Stock Units may not be Transferred and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge, unless otherwise provided under the Plan. Any purported Transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance-Based Stock Units.
     Dividend, Voting and Other Rights. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Performance-Based Stock Units until such Shares have been delivered to the Grantee in accordance with Section 3 or 4 hereof. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
     Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Committee.
     No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.
     Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

     Taxes and Withholding. To the extent that the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other tax in connection with the Performance-Based Stock Units pursuant to this Agreement, it shall be a condition to earning the award that the Grantee make arrangements satisfactory to the Company or such Subsidiary for payment of such taxes required to be withheld. Without limiting the foregoing, to the extent that the Performance-Based Stock Units are deferred pursuant to Section 20 hereof, then the Company or Subsidiary shall have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other payment otherwise payable in cash to the Grantee. The Committee may, in its sole discretion, require the Grantee to satisfy such required withholding obligation by surrendering to the Company a portion of the Shares earned by the Grantee hereunder, and the Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of surrender. In no event shall the Fair Market Value of the Shares to be surrendered pursuant to this section to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.
     Adjustments. The number and kind of Shares deliverable pursuant to the Performance-Based Stock Units are subject to adjustment as provided in Section 4.2 of the Plan.
     Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Performance-Based Stock Units; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.
     Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.
     Compliance with Section 409A of the Code. It is intended that this Agreement shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Agreement shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the Performance-Based Stock Units shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the Grantee to the additional tax imposed under Section 409A of the Code. The amounts payable pursuant to this Agreement are intended to be separate payments that qualify for the “short-term deferral” exception to Section 409A of the Code to the maximum extent possible.

     Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Performance-Based Stock Units.
     Successors and Assigns. Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
     Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
     Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     Deferral of Performance-Based Stock Units. Notwithstanding anything contained herein to the contrary, the Grantee may elect to defer receipt of the Performance-Based Stock Units in accordance with the terms and subject to the conditions of the Kendle International Inc. Nonqualified Deferred Compensation Plan (or any successor plan).
      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Grant Date.

KENDLE INTERNATIONAL INC.
By:
Name:
Title:

     The undersigned hereby acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at                     . The Grantee hereby consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact                      at                      to request a paper copy of the Prospectus Information at no charge. The Grantee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Performance-Based Stock Units on the terms and conditions set forth herein and in the Plan.

Grantee
Date:
ALTERNATIVE FOR ELECTRONIC SIGNATURE
     You may accept the award online or by telephone in accordance with the procedures established by the Company and the Plan administrator. By accepting your award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing on the Company’s intranet site at                     , and consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact                      at                      to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms and conditions set forth herein and in the Plan. These terms and conditions constitute a legal contract that will bind both you and the Company as soon as you accept the award as described above.